Exhibit 23 (d)


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-53968 of Union Pacific Corporation on Form S-8 of our report dated May 17, 1999, appearing in Exhibit 99(d) of Amendment No. 1 to the Annual Report on Form 10-K of Union Pacific Corporation for the fiscal year ended December 31, 1998.





DELOITTE & TOUCHE LLP

Omaha, Nebraska
June 24, 1999